UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 21, 2005

                             Scotsman Holdings, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Delaware              033-78954                    52-1862719
        --------              ---------                    ----------
    (State or other    (Commission File Number)   (IRS Employer Identification
    jurisdiction of
    incorporation) No.)

8211 Town Center Drive
Baltimore, Maryland                                           21236
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(Address of principal executive offices)                   (Zip Code)

 Registrant's telephone number, including
        area code:                                       (410) 931-6000
                                                         --------------

                                 Not applicable
         ------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 8, 2005, the Compensation Committee of Scotsman Holdings, Inc.'s (the "Company") Board of Directors approved the 2005 Management Incentive Plan to be paid during the first quarter of 2006. Annual bonuses are paid to key management personnel pursuant to a formula tied to annual budgeted EBITDA performance of its 100% owned subsidiary, Williams Scotsman Inc. If the targeted performance is achieved, a bonus is paid in an amount equal to a fixed dollar amount. If performance exceeds targeted levels, bonuses may be paid at an accelerated rate based on a formula not to exceed 150% of the fixed dollar amount. If minimum targets are not achieved, no bonuses are paid. Annual bonuses for the Company's Chief Executive Officers, and all other Executive Officers, including the five highest paid executives officers, are reviewed and approved by the Compensation Committee.

Effective January 21, 2005, the Company has entered into a Severance Agreement and General Release (the "Agreement") with Sonney Taragin, the Company's former Vice President-Information Technology. Under the terms of the Agreement, the Company is required to pay Mr. Taragin, in addition to any amounts earned but not yet paid to him, the equivalent of six (6) months of his base salary through October 31,2005, an automobile allowance through July 31, 2005 plus $26,250 as his management incentive for the year ended December 31, 2004. Mr. Taragin is entitled to medical coverage under the Company's medical plans until October 31, 2005 and he is allowed to retain his Company laptop and cell phone. The Agreement also provides for outplacement services equivalent to $6,000. Further, the Agreement contains a provision prohibiting Mr. Taragin from disclosing any confidential information of the Company.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 28, 2005, David Spalding, a member of the Company's Board of Directors and Chairman of the Company's Audit Committee has resigned. Mr.
Spalding has served on the Company's Board of Directors since May 1997. He served on both the Company's Audit Committee, as Chairman, as well as the Company's Compensation Committee. Mr. Spalding has been a Vice Chairman of The Cypress Group (Cypress) since its formation in April 1994. Cypress, a private equity investment firm, is a holder of 41.28% of the Company's common stock. Mr. Spalding left the board under mutually agreeable terms and without any disagreement with the Company, or relating to the Company's operations, policies, or practices. Michael Finley, currently a member of the Board of Directors and the Company's Audit Committee will replace Mr. Spalding as Chairman of the Audit Committee.

Subject to an Investor Stockholders Agreement between the Company and certain of its Stockholders, Cypress may designate up to three individuals to serve on the Company's board. As a result, effective February 28, 2005, James L. Singleton, Co-Chairman of Cypress, filled Mr. Spalding's position on the board. Mr. Singleton was a director of the Company between May 1997 and April 2001. He has served on numerous boards and is currently a director of WESCO International, ClubCorp, Danka Business Systems, and Meow Mix. Mr. Singleton will serve on the Company's Compensation Committee.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               SCOTSMAN HOLDINGS, INC.



                                               By:  /s/ Gerard E. Holthaus
                                                  --------------------------
                                                     Gerard E. Holthaus
                                                     Chief Executive Officer


Dated: March 4, 2005